UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

October 5, 2007

(Date of earliest event reported)

(October 2, 2007)

SPACEHAB, Incorporated

(Exact name of registrant as specified in its charter)

Washington	0-27206	91-1273737
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

12130 State Highway 3, Building 1

Webster, Texas  77598

(Address of principal executive offices, including zip code)

(713) 558-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — Securities and Trading Markets

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

On October 2, 2007, SPACEHAB, Incorporated (the “Company”) received a letter from The NASDAQ Stock Market notifying the Company of its failure to comply with NASDAQ Marketplace Rules 4310(c)(4) and 4310(c)(3), and that its securities are, therefore, subject to delisting from The NASDAQ Capital Market.

The Company plans to request a hearing before a NASDAQ Listing Qualifications Panel to present its plan of compliance and request continued listing pending the completion of the plan.  However, there can be no assurance the Panel will grant the Company’s request for continued listing.

On October 5, 2007, the Company issued a press release announcing this event.  A copy of the Company’s press release is attached as Exhibit 99.1 and incorporated herein by this reference.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(c)  Exhibits.  The following exhibits are filed herewith:

Exhibit Number	Title of Document

99.1	Press Release dated October 5, 2007 announcing this event.

SIGNATURES

                        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPACEHAB, Incorporated

October 5, 2007	By:	/s/ Brian K. Harrington
Brian K. Harrington
Sr. Vice President and Chief Financial
Officer